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                                                                   EXHIBIT 10.15


                               AMENDMENT NO. 2 TO
                           REVOLVING CREDIT AGREEMENT

         This Amendment No. 2 to Revolving Credit Agreement (this "AMENDMENT") is dated as of June 3, 2003, and amends that certain Revolving Credit Agreement dated as of February 19, 2002 and amended by Amendment No. 1 to Revolving Credit Agreement dated as of March 18, 2003 (as so amended, the "LOAN AGREEMENT") by and among GameStop Corp. (the "BORROWER"), the Banks under (and as defined in) the Agreement, and Fleet National Bank as administrative agent for itself and each other Bank (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         WHEREAS, the Borrower has requested that the Administrative Agent and the Banks make certain amendments to the Loan Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the promises, mutual covenants and agreements contained in this Amendment, and fully intending to be legally bound by this Amendment, the parties hereby agree as follows:

         1. Permitted Acquisitions. The definition of "Permitted Acquisition" is herby amended by amending and restating clause (vii) thereof as follows:

         "(vii) upon consummation of the Acquisition, either (x) the Administrative Agent shall have a valid, perfected, first-priority security interest in all of the properties and assets being acquired by the Borrower or other member of the Borrower Affiliated Group subject to Permitted Encumbrances, or (y) if the Acquisition is of a Person organized under the laws of a jurisdiction that is not a U.S. jurisdiction, the Administrative Agent shall have a valid, perfected first-priority pledge of 65% of the shares of the capital stock of such Person,"

         2. Qualified Investments. The definition of "Qualified Investments" is herby amended by amending and restating clause (v) thereof and the proviso to the definition as follows: "(v) investments in Subsidiaries (including those acquired by means of Permitted Acquisitions); provided, however, that the aggregate amount of Investments in Foreign Subsidiaries may not at any time exceed 15% of the Borrower's Consolidated Tangible Net Worth determined as of the end of the most recently completed fiscal quarter of the Borrower.".

         3. Maximum Capital Expenditures. Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "6.8. Maximum Capital Expenditures. The Borrower Affiliated Group shall not make Capital Expenditures in an aggregate amount


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         exceeding (i) the sum of $65,000,000 in the fiscal year ending January
         31, 2004, and (ii) the sum of $60,000,000 in each of the fiscal years ending January 29, 2005 and January 28, 2006; provided, however, that up to $5,000,000 of Capital Expenditures permitted to be expended in any one fiscal year that are not expended in such fiscal year may be carried over for expenditure in the following fiscal year."

         4. Amendment Fee. It is a condition to the effectiveness of this Amendment that the Borrower agrees to pay to the Administrative Agent, for the pro rata account of each of the Banks that consents to this Amendment, an amendment fee in an amount equal to 10 basis points of such consenting Bank's Commitment.

         5. Ratification; Miscellaneous. Except as amended hereby, all other provisions, terms and conditions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts without giving effect to the conflict of law principles thereof.












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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to
Loan Agreement as of the date first written above.

                                Very truly yours,

                                FLEET NATIONAL BANK, individually
                                and as Administrative Agent


                                By   /s/ Alexis Griffin
                                   --------------------------------------------
                                     Title: Vice President


                                SOVEREIGN BANK


                                By:  /s/ Robert Cook
                                   --------------------------------------------
                                     Vice President


                                FIFTH THIRD BANK


                                By:  /s/ Christopher Motley
                                   --------------------------------------------
                                     Title: Assistant Vice President



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                                UBS AG, Stamford Branch


                                By:          /s/ Wilfred V. Saint
                                   --------------------------------------------
                                    Title:   Associate Director
                                             Banking Products Services, US


                                By:          /s/ Jennifer L. Poccia
                                   --------------------------------------------
                                    Title:   Associate Director
                                             Banking Products Services, US


ACCEPTED AND AGREED TO:

GAMESTOP CORP.


By:      /s/ David W. Carlson
   -----------------------------------------
         Title:   Executive Vice President
                  and Chief Financial Officer




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